                                                                    EXHIBIT 10.1



                                CREDIT AGREEMENT

                            dated as of July 13, 2001

                                 by and between

                            Steel City Products, Inc.

                                       and

                       National City Bank of Pennsylvania

                                TABLE OF CONTENTS


Section                                     Title                                                Page
-------                                     -----                                                ----
Article I          Definitions; Construction...................................................... 1

Article II         The Credits.................................................................... 1

       2.01        Revolving Credit Loans......................................................... 1
       2.02        Revolving Credit Fees.......................................................... 2
       2.03        Making of Revolving Credit Loans............................................... 2
       2.04        Interest Rates................................................................. 3
       2.05        Prepayments.................................................................... 3
       2.06        Interest Payment Dates......................................................... 4
       2.07        Payments Generally; Interest on Overdue Amounts................................ 4
       2.08        Additional Compensation in Certain Circumstances............................... 4
       2.09        Borrowing Base................................................................. 6

Article III        Representations and Warranties................................................. 9

       3.01        Organizational Status.......................................................... 9
       3.02        Power and Authorization........................................................ 9
       3.03        Execution and Binding Effect................................................... 9
       3.04        Governmental Approvals and Filings.............................................10
       3.05        Absence of Conflicts...........................................................10
       3.06        Audited Financial Statements...................................................10
       3.07        Interim Financial Statements...................................................11
       3.08        Absence of Undisclosed Liabilities.............................................11
       3.09        Absence of Material Adverse Changes............................................11
       3.10        Accurate and Complete Disclosure...............................................11
       3.11        Margin Regulations.............................................................11
       3.12        Partnerships, Etc..............................................................11
       3.13        Ownership and Control..........................................................11
       3.14        Litigation.....................................................................12
       3.15        Absence of Events of Default...................................................12
       3.16        Absence of Other Conflicts.....................................................12
       3.17        Insurance......................................................................12
       3.18        Intellectual Property..........................................................12
       3.19        Taxes..........................................................................12
       3.20        Employment Benefits............................................................13
       3.21        Environmental Matters..........................................................13
       3.22        Title to Property..............................................................13

Article IV         Conditions of Lending..........................................................13

       4.01        Conditions to Initial Loans....................................................13
       4.02        Conditions to All Loans........................................................16

Section                                     Title                                                Page
-------                                     -----                                                ----
Article V          Affirmative Covenants..........................................................17

       5.01        Basic Reporting Requirements...................................................17
       5.02        Insurance......................................................................19
       5.03        Payment of Taxes and Other Potential
                   Charges and Priority Claims....................................................20
       5.04        Preservation of Organizational Status..........................................20
       5.05        Governmental Approvals and Filings.............................................20
       5.06        Maintenance of Properties......................................................20
       5.07        Avoidance of Other Conflicts...................................................20
       5.08        Financial Accounting Practices.................................................21
       5.09        Use of Proceeds................................................................21
       5.10        Continuation of or Change in Business..........................................21
       5.11        Notice of Certain Changes......................................................21

Article VI         Negative Covenants.............................................................21

       6.01        Financial Covenants............................................................21
       6.02        Liens..........................................................................21
       6.03        Indebtedness...................................................................22
       6.04        Guaranties, Indemnities, Etc...................................................22
       6.05        Loans and Investments..........................................................22
       6.06        Capital Expenditures...........................................................22
       6.07        Merger, Acquisitions, Etc......................................................22
       6.08        Dispositions of Properties.....................................................23
       6.09        Dealings with Affiliates.......................................................23
       6.10        Leases.........................................................................23
       6.11        Distributions..................................................................23
       6.12        Limitation on Other Restrictions on Liens......................................23
       6.13        Limitation on Other Restrictions on
                   Amendment of the Loan Documents, etc...........................................24
       6.14        Limitation on Other Agreements that Conflict
                   with the Loan Documents........................................................24

Article VII        Defaults.......................................................................24

       7.01        Events of Default..............................................................24
       7.02        Consequences of an Event of Default............................................26

Article VIII       Miscellaneous..................................................................27

       8.01        Holidays.......................................................................27
       8.02        Records........................................................................27
       8.03        Amendments and Waivers.........................................................27
       8.04        No Implied Waiver; Cumulative Remedies.........................................27
       8.05        Notices........................................................................27
       8.06        Expenses; Taxes; Indemnity.....................................................27

Section                                     Title                                                Page
-------                                     -----                                                ----
       8.07        Severability...................................................................29
       8.08        Prior Understandings...........................................................29
       8.09        Duration; Survival.............................................................29
       8.10        Counterparts...................................................................29
       8.11        Limitation on Payments.........................................................29
       8.12        Set-Off........................................................................29
       8.13        Successors and Assigns.........................................................30
       8.14        Governing Law; Submission to Jurisdiction:
                    Limitation of Liability.......................................................30
       8.15        Waiver of Jury Trial...........................................................31

 Annex A           Definitions; Construction ....................................................A-1


Exhibits

Exhibit A          Form of Revolving Credit Note
Exhibit B          Form of Borrowing Base Certificate
Exhibit C          Form of Borrower's Security Agreement
Exhibit D          Form of Leasehold Mortgage
Exhibit E-1        Form of Memorandum of Lease
Exhibit E          Form of Ground Lessor Estoppel
Exhibit F          Form of Landlord's Waiver and Consent
Exhibit G          Form of Quarterly Compliance Certificate

Schedules

Schedule 3.01      Organizational Status
Schedule 3.04      Governmental Approvals and Filings
Schedule 3.05      Conflicts
Schedule 3.13      Ownership and Control
Schedule 3.14      Litigation
Schedule 3.20      Employee Benefit Plans
Schedule 3.21      Environmental Matters
Schedule 6.02      Liens
Schedule 6.03      Indebtedness
Schedule 6.04      Guaranty Equivalents
Schedule 6.05      Investments
Schedule 6.09      Dealings with Affiliates

                                CREDIT AGREEMENT

         THIS AGREEMENT, dated as of July 13, 2001, by and between Steel City Products, Inc., a Delaware corporation (the "Borrower"), and National City Bank of Pennsylvania, a national banking association (the "Bank").

                                    RECITALS:

         WHEREAS, the Borrower has requested that the Bank make available to it certain funds to be used for general working capital purposes and to replace an existing credit facility with Finova Capital Corporation; and

         WHEREAS, upon all of the terms and conditions herein set forth, the Bank has agreed to make available to the Borrower a revolving credit facility to be used by the Borrower for the purposes set forth above.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used in this Agreement the words and terms defined in Annex A hereto have the meanings given them in such Annex A, and this Agreement shall be construed in accordance with the provisions of Annex A.

                                   ARTICLE II
                                   THE CREDITS

         2.01. Revolving Credit Loans

         (a) Revolving Credit Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees (such agreement being herein called the Bank's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. The Bank shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of the Revolving Credit Loans outstanding at any time would exceed the lesser of
(i) the Revolving Credit Committed Amount or (ii) the Borrowing Base. The Bank's "Revolving Credit Committed Amount" shall be equal to Five Million and 00/100 Dollars ($5,000,000.00).

         (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

         (c) Revolving Credit Note. The obligations of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by the Bank and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower to the Bank dated the Closing Date (the "Revolving Credit Note") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Bank in a face amount equal to the Revolving Credit Committed Amount.

         (d) Maturity. To the extent not due and payable earlier, the entire principal balance of all outstanding Revolving Credit Loans, together with all unpaid accrued interest thereon and all other sums and costs owed to the Bank by the Borrower pursuant to this Agreement, shall be immediately due and payable on the Revolving Credit Maturity Date, without notice, presentment or demand of any kind.

         2.02. Revolving Credit Fees

         (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Bank a commitment fee (the "Revolving Credit Commitment Fee") for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the amount (not less than zero) of (i) the Revolving Credit Committed Amount on such day, minus (ii) the aggregate principal amount of the Revolving Credit Loans outstanding on such day equal to 25 basis points per annum (based on a year of 360 days and actual days elapsed). Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid at the end of each Fiscal Quarter.

         (b) Collateral Monitoring Fee. The Borrower shall pay to the Bank a monthly fee in the amount of One Thousand and 00/100 Dollars ($1,000.00) (the "Collateral Monitoring Fee") in respect of the Bank's monitoring of the Collateral pursuant to this Agreement and the other Loan Documents.

         (c) Closing Fee. The Borrower shall pay to the Bank on the Closing Date a fee equal to one percent (1%) of the Revolving Credit Committed Amount (the "Closing Fee").

         2.03. Making of Revolving Credit Loans.

         (a) Cash Collateral Account. The Bank shall maintain in its own name at its Office a deposit account (the "Cash Collateral Account") over which the Bank shall have sole dominion and control, and the Borrower shall have no right to withdraw any funds deposited therein. The Bank shall each Business Day deposit into the Cash Collateral Account receipts on accounts receivable, credits and all other operating receipts, if any, collected by the Bank on such Day (the "Lockbox Receipts Deposit"), pursuant to that certain Lockbox Agreement dated ___________ by and between the Borrower and the Bank.

On the Business Day following each Lockbox Receipts Deposit, the Bank shall make an amount equal to such Deposit available to the Borrower for withdrawal as Revolving Credit Loans, in accordance with subsection (b) below.

         (b) Loan Request. Whenever the Borrower desires that the Bank make a Revolving Credit Loan, the Borrower shall provide Standard Notice to the Bank setting forth the following information:

                  (i) The date, which shall be a Business Day, on which such proposed Loan is to be made;

                  (ii) The aggregate principal amount of such proposed Loan, which shall be an integral multiple of $10,000 not less than $10,000; and

                  (iii) A Borrowing Base Certificate.

Standard Notice having been so provided and unless any applicable condition specified in Article IV hereof has not been satisfied, on the same day as such Standard Notice (unless otherwise specified by the Borrower pursuant to subsection (a) hereof) the Bank shall make the proceeds of such Loan available to the Borrower at the Bank's Office as soon as reasonably practicable in immediately available funds. Notwithstanding the foregoing, the Bank shall have no obligation to make available to the Borrower any funds in excess of the amount set forth in Section 2.01(a) hereof.

         (c) Additional Loan Amounts. In addition to Revolving Credit Loans made pursuant to subsection (b) above, the Bank may elect in its sole discretion to make Revolving Credit Loans to the Borrower, which Loans shall be subject to the repayment and other obligations hereof.

         2.04. Interest Rate.

         (a) Interest Rate. Subject to the terms and conditions of this Agreement, the aggregate outstanding principal balance of the Revolving Credit Loans shall bear interest for each day at a rate per annum equal to the Prime Rate plus one percent (1.0%) (the "Interest Rate").

         (b) Calculation of Interest and Fees; Adjustment to Prime Rate. Interest on the Revolving Credit Loans, unpaid fees and other sums payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed. In the event of any change in the Prime Rate, the rate of interest applicable to each Revolving Credit Loan shall be adjusted to immediately correspond with such change.

         2.05. Prepayments.


         (a) Generally. Except as provided in subsection (d) below, whenever the Borrower desires or is required to prepay any part of the Revolving Credit Loans, the Borrower shall provide Standard Notice to the Bank setting forth the following information:

                  (i) The date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                  (ii) The total principal amount of such prepayment.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amount specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

         (b) Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part at any time without premium or penalty. Any such prepayment shall be made in accordance with Section 2.05(a) hereof.

         (c) Mandatory Prepayments. If on any date any Borrowing Base Certificate is required to be furnished pursuant to Section 2.09(f) hereof the aggregate principal amount of the Revolving Credit Loans outstanding on such date exceeds the Borrowing Base, the Borrower shall immediately prepay after delivery of such Borrowing Base Certificate a principal amount of Revolving Credit Loans in an aggregate amount not less than the amount of such excess.

         (d) Automatic Credits; Application of Funds. On the Business Day following each Lockbox Receipts Deposit, the Bank shall apply an amount equal to such Deposit (i) on account of the Revolving Credit Loans then outstanding, and
(ii) if no Revolving Credit Loans are then outstanding or if the balance of the Cash Collateral Account exceeds the outstanding Revolving Credit Loans, the excess shall be applied on account of the other Obligations secured hereby. If all Obligations (other than Obligations constituting contingent obligations under indemnification provisions which survive indefinitely, so long as no unsatisfied claims has been made under any such indemnification provision) have been indefeasibly paid in full in cash and the Revolving Credit Commitment has terminated, the Bank shall release to the Borrower all remaining funds in the Cash Collateral Account.

         (e) Loan Account. The Bank will open and maintain on its books and records, including computer records, in accordance with its customary procedures, a loan account (the "Loan Account") for the Borrower in which shall be recorded the date and amount of each Revolving Credit Loan made by the Bank and the date and amount of each payment and prepayment in respect thereof; provided, however, that any failure by the Bank to record any such information shall not adversely affect the Bank. The Bank shall record in the Loan Account the principal amount of the Revolving Credit Loans owing to the Bank from time to time. The Loan Account will be presumptive evidence as to the information contained therein. Any failure by the Bank to make any such notation or record shall not affect the obligations of the Borrower to the Bank with respect to the Revolving Credit Loans.

         2.06. Interest Payment Dates. Interest on the aggregate outstanding balance of the Revolving Credit Loans shall be due and payable on the last day of each month. After maturity of any part of the Revolving Credit Loans (whether upon the occurrence of an Event of Default, by acceleration or otherwise), interest on such part of the Revolving Credit Loans shall be immediately due and payable.

         2.07. Payments Generally; Interest on Overdue Amounts.


         (a) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from it hereunder or under any Loan Document shall be payable to the Bank at its Office in immediately available funds in Dollars at or before 12:00 o'clock noon, Pittsburgh, PA time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature.

         (b) Interest on Overdue Amounts. To the extent permitted by law, on and after 10 days after there shall have become due (whether upon the occurrence of an Event of Default, by acceleration or otherwise) principal and interest from the Borrower hereunder or under any other Loan Document, such amounts, together with any fees or any other sums payable hereunder, shall bear interest for each day until paid (before and after judgment) at a rate per annum which for each day shall be equal to the greater of $20.00 or 5% above the rate applicable to such amounts (the "Default Rate"). To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

         2.08. Additional Compensation in Certain Circumstances.

         (a) Yield Protection. If any Law (including, without limitation, Regulation D), or if any change therein on or after the date hereof, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall:

                  (i) subject the Bank to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind with respect to payments of principal or interest or other amounts due hereunder (other than any tax imposed or based upon the income of the Bank and payable to any Governmental Authority in the United States of America or any state thereof); or

                  (ii) change the basis of taxation of the Bank with respect to payments of principal or interest or other amounts due hereunder (other than any change which affects, and only to the extent that if affects, the taxation by the United States or any state thereof of the total net income of the Bank); or

                  (iii) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by the Bank applicable to the Revolving Credit Commitment or Revolving Credit Loans made hereunder (other than such requirements which are included in the determination of the applicable rate of interest hereunder); or

                  (iv) impose upon the Bank any other obligation or condition with respect to this Agreement,

         and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank, reduce the rate of return on the Bank's capital, or impose any expenses upon the Bank, all with respect to any of the Revolving Credit Loans (or any portion thereof) by an amount which the Bank reasonably deems material, and if the Bank is then demanding similar compensation for such occurrences from other borrowers who are similarly situated and who have a similar relationship with the Bank and from which the Bank has the right to demand such compensation then and in any such case:

                  (A) the Bank shall promptly notify the Borrower of the happening of such event;

                  (B) the Borrower shall pay to the Bank, on demand, such amount as will compensate the Bank for such reduction in its rate of return; and

                  (C) the Borrower may pay the affected portion of the Revolving Credit Loans in full without the payment of any additional amount, including prepayment premiums or penalties, other than amounts payable on account of the Bank's out-of-pocket losses which are not otherwise provided for in subparagraph (B) immediately above.

A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 2.08(a)(i) shall be promptly submitted by the Bank to the Borrower in accordance with the provisions hereof. Such certificate shall be prima facie evidence as to the amount of such increased cost or reduced amount.

         (b) Capital Adequacy. If, after the date hereof, (i) any adoption of or any change in or in the interpretation of any Law by the applicable Governmental Authority, or (ii) compliance with any Law of any Governmental Authority exercising control over banks or financial institutions generally or any court of competent jurisdiction, requires that the Revolving Credit Commitment or the Revolving Credit Loans (including, without limitation, obligations in respect of any Revolving Credit Loans) hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Bank or any corporation controlling the Bank (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on the Bank's capital as a consequence of the Revolving Credit Commitment or the Revolving Credit Loans to a level below that which the Bank could have achieved but for such Capital Adequacy Event, taking into consideration the Bank's policies with respect to capital adequacy, by an amount which the Bank reasonably deems to be material, the Bank shall promptly deliver to the Borrower a statement of the amount necessary to compensate the Bank or the reduction in the rate of return on its capital attributable to the Revolving Credit Commitment or the Revolving Credit Loans (the "Capital Compensation Amount"). The Bank shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Bank shall from time to time notify the

Borrower of the amount so determined. Each such notification shall be prima facie evidence of the amount of the Capital Compensation Amount set forth therein, and such Capital Compensation Amount shall be due and payable by the Borrower to the Bank thirty (30) days after such notice is given. As soon as practicable after any Capital Adequacy Event, the Bank shall submit to the Borrower estimates of the Capital Compensation Amounts that would be payable as a function of the Revolving Credit Commitment or the Revolving Credit Loans hereunder. Notwithstanding the foregoing, however, Bank shall not demand Capital Compensation Amounts hereunder unless it is demanding similar compensation from other borrowers who are similarly situated.

         2.09 Borrowing Base.

         (a) Borrowing Base. The "Borrowing Base" at any time shall mean the sum, at the date of the most recent Borrowing Base Certificate required to be furnished pursuant to Section 2.09(f) hereof, of

                  (i) 75% of the Net Value of Eligible Receivables; provided, however, that at no time shall the Net Value of Eligible Receivables due and owing from either of Giant Eagle Stores or Krogers Stores exceed 30% of the total Net Value of Eligible Receivables of the Borrower; and provided further that at no time shall the Net Value of Eligible Receivables due and owing from Ames Department Stores exceed the lesser of (A) 20% of the total Net Value of Eligible Receivables of the Borrower or (B) $600,000.00; and provided further that at no time shall the Net Value of Eligible Receivables due and owing from any other obligor exceed 20% of the total Net Value of Eligible Receivables of the Borrower;

                           Notwithstanding the foregoing, at no time shall the Net Value of Eligible Receivables due and owing from Ames Department Stores exceed (A) for the Borrowing Base calculated for the month of July, 2001, $1,000,000.00, (B) for the Borrowing Base calculated for the month of August, 2001, $900,000.00, and (C) for the Borrowing Base calculated for the month of September, 2001, the lesser of (I) 23% of the total Net Value of Eligible Receivables of the Borrower or (II) $700,000.00; plus

                  (ii) 45% of the Net Value of Eligible Inventory; provided, however, that the portion of the Borrowing Base attributable to Eligible Inventory shall at no time exceed 50% of the Borrowing Base.

         (b) Eligible Receivables. "Eligible Receivable" at any time shall mean all rights to payments due and to become due to the Borrower which meet each of the following requirements at such time:

                  (i) The Borrower has good title to such Eligible Receivable, free and clear of any Lien, except for the Liens in favor of the Bank securing the Obligations, and such Eligible Receivable is subject to such a valid and perfected Lien in favor of the Bank.

                  (ii) Such Eligible Receivable constitutes an "account" as defined in the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (and, accordingly, without limitation, is not evidenced by any promissory note or other instrument).

                  (iii) Such Eligible Receivable arises from the sale of goods or rendering of services performed by the Borrower in the ordinary course of its business. Such transaction was effected pursuant to the Borrower's ordinary and customary policies, practices and procedures, including but not limited to credit policies.

                  (iv) Such Eligible Receivable is good and collectible, is not disputed, and represents an unconditional payment obligation in favor of the Borrower. All services rendered and merchandise sold in connection with such Eligible Receivable has been finally delivered to and accepted by the obligor on such Eligible Receivable without return, rejection, repossession, dispute, offset, defense or counterclaim (including but not limited to any claim for credits, allowances or adjustments). No contra account or other obligation, contingent or otherwise, exists from the Borrower to such obligor.

                  (v) Such Eligible Receivable has been fully invoiced by the Borrower, is an unconditional payment obligation of the obligor thereon, is payable by its terms in full in Dollars on ordinary trade terms, and in any event is payable no later than 90 days after its original invoice date. The due date of such Eligible Receivable has not been extended.

                  (vi) Such invoice is not more than 90 days past the invoice date; provided, however, that with respect to Eligible Receivables reflected on the Borrowing Base Certificates during the months of June and July 2001, such invoices due and owing from any of Giant Eagle Stores, Kroger Stores or Ames Department Stores shall be not more than 120 days past the invoice date. Except as provided herein, there are no past due invoices from the obligor on such invoice to the Borrower or any of its Subsidiaries.

                  (vii) The obligor on such Eligible Receivable (A) is a Person whose principal office is located in the United States or Canada (unless such receivable is backed by a guaranty by EXIM Bank, credit insurance satisfactory to the Bank or a letter of credit in form and substance and from a provider satisfactory to the Bank), (B) is not the Borrower, any Subsidiary of the Borrower or an Affiliate of the Borrower, (C) is not the United States of America, any State, municipality or Governmental Authority and (D) is not insolvent, subject to any bankruptcy, insolvency or similar proceeding or unable to pay its debts as they become due.

                  (viii) Such Eligible Receivable shall not have arisen out of a contract or agreement which by its terms purports to forbid or make void or unenforceable any assignment thereof or Lien thereon.

The "Net Value" of an Eligible Receivable shall be its face amount, net of any discount for prompt payment (and net of any other amount representing payment of finance charges, late charges, or interest (however denominated)), and net of any portion thereof which constitutes payment of sales, use or other taxes.

         (c) Exclusion of Eligible Receivables.

                  (i) The Bank from time to time may exclude any otherwise Eligible Receivables from the class of Eligible Receivables based on determinations (in the Bank's discretion) as to the creditworthiness of the obligor, or as to the aggregate amount of receivables owing by such obligor and its affiliates. The Bank shall give notice to the Borrower of the terms of any such exclusion. Except as otherwise expressly stated in such notice, all such exclusions shall be continuing and cumulative, and an exclusion as to any obligor shall apply in the aggregate to all receivables of such obligor and its Affiliates.

                  (ii) If 50% or more of otherwise Eligible Receivables due and owing from any obligor are more than 90 days past-the invoice date, the aggregate amount of receivables of such obligor and its Affiliates shall be excluded until such time as 50% or more of such Receivables are no longer more than 90 days past the invoice date.

                  (iii) The Borrower shall, not later than one Business Day after the Bank effects any such exclusion, deliver to the Bank a revised Borrowing Base Certificate reflecting the Borrowing Base as redetermined in accordance with such exclusion. The making of a Revolving Credit Loan in reliance on a Borrowing Base Certificate shall not affect the Bank's right later to exclude any receivables in accordance with this Section 2.09(c). No Eligible Receivable excluded under this Section 2.09(c) shall be included by the Borrower in any later Borrowing Base Certificate without prior written permission by the Bank.

         (d) Eligible Inventory. "Eligible Inventory" shall mean at any time finished goods owned by the Borrower and held for sale by the Borrower in the ordinary course of its business which meet each of the following requirements at such time:

                  (i) The Borrower has good title to such Eligible Inventory, free and clear of any Lien, except for the Liens in favor of the Bank securing the Obligations, and such Eligible Inventory and proceeds thereof is subject to such a valid and perfected Lien in favor of the Bank.

                  (ii) Such Eligible Inventory is in good and merchantable condition, is readily saleable by the Borrower in the ordinary course of its business and has been held by the Borrower for sale for no more than 12 months.

                  (iii) Such Eligible Inventory is located in the United States, is in the possession of the Borrower and shall not include any imported inventory for which the Borrower has previously paid but which is not in the possession of the Borrower.

                  (iv) Such Eligible Inventory is not stored with a bailee, warehouseman, consignee or similar party.

                  (v) Such Eligible Inventory is not packaging materials or supplies, unless such materials or supplies have already been incorporated into the finished goods.

                  (vi) Such Eligible Inventory meets all applicable standards imposed by any Governmental Authority having jurisdiction over the Inventory.

                  (vii) None of such Eligible Inventory, the manufacturing of which is subject to such laws, has been manufactured in violation of any Federal minimum wage or overtime laws, including without limitation the Fair Labor Standards Act, 29 U.S.C. Section 215(a)(1) or any similar or successor legislation.

                  (viii) No covenant, representation or warranty contained in this Agreement or any of the other Loan Documents with respect to such Eligible Inventory has been breached.

                  (ix) Such Eligible Inventory is not, and should not be, disqualified for any other reason generally accepted in the commercial finance business.

                  (x) Such Eligible Inventory is not defective, obsolete or changeover inventory and is not offered for sale by the Borrower as purchase or seasonal show discounted inventory.

The "Net Value" of Eligible Inventory shall be the Borrower's book value at lower of cost or market, net of all reserves required by GAAP, with "cost" calculated on a first-in, first-out basis, all determined in accordance with GAAP.

         (e) Borrowing Base Certificates. On the Closing Date and from time to time thereafter as specified herein the Borrower shall furnish to the Bank a certificate ("Borrowing Base Certificate") substantially in the form of Exhibit B hereto, appropriately completed, signed by a Responsible Officer of the Borrower and setting forth the Borrowing Base and the other information required therein. Each Borrowing Base Certificate shall be accompanied by copies of the Borrower's sales journals, cash receipts journals and credit adjustment journal entries, each for the time period corresponding to that of the Borrowing Base Certificate. Borrowing Base Certificates shall be delivered to the Bank:

                  (i) pursuant to Section 2.03(b) hereof, on the date of each request for Revolving Credit Loans hereunder;

                  (ii) on the first Business Day of each week hereafter;

                  (iii) as required by Section 2.09(c) and Section 5.01(b) hereof; and

                  (iv) not later than two Business Days after request therefor by the Bank from time to time.

To the extent the Borrower is required to deliver a Borrowing Base Certificate on a particular day, the Eligible Receivables, Eligible Inventory reflected on such Borrowing Base Certificate, the Net Values applicable thereto, and the calculation of the Borrowing Base thereunder, shall be determined as of a day (which shall be specified in the Borrowing Base Certificate) not earlier than the Business Day before the day the Borrower are required to deliver such Borrowing Base Certificate. The Borrowing Base set forth in any such Borrowing Base Certificate shall be effective until delivery of a subsequent Borrowing Base Certificate.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Bank as follows:

         3.01. Organizational Status. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has all requisite power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. The Borrower is duly qualified to do business and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable.

         3.02. Power and Authorization. The Borrower has all requisite power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary proceedings on its part. Without limitation of the foregoing, the Borrower has the power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary action to authorize such borrowings.

         3.03. Execution and Binding Effect. This Agreement and each other Loan Document to which it is a party and which is required to be delivered on or before the Closing Date pursuant to Section 4.01 hereof has been duly and validly executed and delivered by the Borrower. This Agreement and each such other Loan Document constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         3.04. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document by the Borrower, consummation by the Borrower of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by the Borrower or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, except for (x) filings and recordings in respect of the Liens in favor of the Bank securing the Obligations, and (y) matters set forth in Schedule 3.04 hereof. With respect to the each of the matters set forth in such Schedule 3.04 the Bank has received a true, correct and complete copy of (a) such Governmental Action (including each amendment, modification or supplement thereto), (b) all applications therefor and all exhibits thereto, and (c) all written communications, and any memoranda relating to conversations, between the Borrower, its officers, employees, accountants, counsel, consultants, lenders or representatives, on the one hand, and such Governmental Authority, on the other hand, pertaining thereto.

         3.05. Absence of Conflicts. Except as set forth in Schedule 3.05 hereof, neither the execution and delivery of any Loan Document by the Borrower, nor consummation by the Borrower of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by the Borrower does or will

         (a) violate or conflict with any Law, or

         (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any of property of the Borrower (except for any Lien in favor of the Bank securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower under or in connection with,

                  (i) the Certificate of Incorporation or bylaws of the Borrower,

                  (ii) any agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent to which the Borrower is a party or by which any of it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

                  (iii) any other agreement or instrument or arrangement to which the Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

         3.06. Audited Financial Statements. The Borrower has heretofore furnished to the Bank an audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of February 28, 2001 and the related consolidated and consolidating statements of income, cash flows and changes in owners' equity for the fiscal year then ended, as examined and reported on by independent certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Bank, who have delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and its cash flows for the fiscal year then ended, all in conformity with GAAP, consistently applied.

         3.07. Interim Financial Statements. The Borrower has heretofore furnished to the Bank an interim consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries, if any, as of the Fiscal Quarter ending May 31, 2001, together with the related consolidated and consolidating statements of income, cash flows and changes in owners' equity for such fiscal period. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the results of its operations and its cash flows for such fiscal period, all in conformity with GAAP, consistently applied, subject to normal and recurring year-end audit adjustments.

         3.08. Absence of Undisclosed Liabilities. The Borrower does not have any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (x) as disclosed in the financial statements referred to in Sections 3.06 hereof, and
(y) liabilities, obligations, commitments and losses incurred after February 28, 2001 in the ordinary course of business and consistent with past practices.

         3.09. Absence of Material Adverse Change. Since February 28, 2001, there has been no material adverse change in the business, operations or condition (financial or otherwise) or prospects of the Borrower.

         3.10. Accurate and Complete Disclosure. All information heretofore, contemporaneously or hereafter provided (orally or in writing) by or on behalf of the Borrower to the Bank pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Bank) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Bank in writing every fact or circumstance which has, or which could have a Material Adverse Effect.

         3.11. Margin Regulations. No part of the proceeds of any Revolving Credit Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." The Borrower is not engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". The Borrower does not own any "margin stock." Neither the making of any Revolving Credit Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

         3.12. Partnerships, etc. The Borrower is not a partner (general or limited) of any partnership, or a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which the Borrower has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

         3.13. Ownership and Control. Schedule 3.13 hereof states as of the date hereof the authorized capitalization of the Borrower, the number of shares of each class of capital stock issued and outstanding of the Borrower and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of such shares and the direct or indirect beneficial owners of such shares. The outstanding shares of capital stock of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate the Borrower to issue any shares of its capital stock or any other securities, except for matters set forth in Schedule 3.13 hereof. Schedule 3.13 hereof describes as of the date hereof all options, rights, purchase agreements, buy-sell agreements, restrictions on transfer, pledges, proxies, voting trusts, powers of attorney, voting agreements and other agreements, instruments or arrangements to which the Borrower is a party or is subject or bound, or to which any record or beneficial owner of capital stock of the Borrower is a party or is subject or bound, which pertain to any shares of capital stock (now or hereafter outstanding) of the Borrower, including any matter which may affect beneficial or record ownership thereof or transferability thereof or voting rights with respect thereto.

         3.14. Litigation. There is no pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower, except for (x) matters set forth in Schedule 3.14 hereof and (y) matters described in the financial statements referred to in Section
3.06 hereof.

         3.15. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

         3.16. Absence of Other Conflicts. The Borrower is not in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

         (a) any Law,

         (b) its Certificate of Incorporation,

         (c) its bylaws, or

         (d) any agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound

         3.17. Insurance. The Borrower maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of businesses engaged in the same or a similar business or having similar properties similarly situated.

         3.18. Intellectual Property. The Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

         3.19. Taxes. All tax and information returns required to be filed by or on behalf of the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of the Borrower. The reserves and provisions for taxes on the books of the Borrower are adequate for all open years and for its current fiscal period. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

         3.20. Employee Benefits. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to Bank and fairly presents the funding status of each Plan. Since the date of such Annual Report, there has been no material deterioration in any Plan's funding status and no Reportable Event has occurred. Schedule 3.20 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to the Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of the Borrower or any Controlled Group Member. Except as set forth in Schedule 3.20 hereof, the Borrower does not have any liability (contingent or otherwise) for or in connection with, and none of its properties is subject to a Lien in connection with, any Pension-Related Event. The Borrower does not have any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits.

         3.21. Environmental Matters. Except as disclosed in Schedule 3.21 hereof, the Borrower and each of its Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws. There are no circumstances that may prevent or interfere with such full compliance in the future. Except as disclosed in Schedule 3.21 hereof, the Borrower and its Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated. Except as disclosed in Schedule 3.21 hereof, there is no Environmental Claim pending or threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any of its Environmental Affiliates) that could form the basis of any Environmental Claim, against the Borrower or any of its Environmental Affiliates. Except as disclosed in Schedule 3.21 hereof, no facility or property now or previously owned, operated or leased by the Borrower or any of its Environmental Affiliates is an Environmental Cleanup Site, neither the Borrower nor any of its Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site and, no Lien exists, and no condition exists which could result in the filing of a Lien, against any property of the Borrower or any of its Environmental Affiliates, under any Environmental Law.

         3.22. Title to Property. The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple or leasehold to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.06 hereof or submitted pursuant to Section 5.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet) free and clear of all Liens, other than Permitted Liens.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

         4.01. Conditions to Initial Loans. The obligation of the Bank to make Revolving Credit Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.02 hereof:

         (a) Agreement; Notes. The Bank shall have received an executed counterpart of this Agreement, duly executed by the Borrower, and the Revolving Credit Notes each conforming to the requirements hereof, duly executed on behalf of the Borrower.

         (b) Security Documents. The Bank shall have received the following, each of which shall be in form and substance satisfactory to the Bank:

                  (i) Executed copies of a security agreement, duly executed on behalf of the Borrower, in substantially the form of Exhibit C hereto (as amended, modified or supplemented from time to time, the "Borrower's Security Agreement");

                  (ii) Evidence of the completion of all recordings and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Bank, desirable to create or perfect the Liens created or purported to be created by such Security Documents as valid, continuing and perfected Liens in favor of the Bank securing the Obligations, prior to all other Liens; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing. Without limitation of the foregoing, the Bank shall receive acknowledgment copies of proper financing statements duly filed under the Uniform Commercial Code in all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to create or perfect such Liens in favor of the Bank;

                  (iii) Evidence that all other actions necessary or, in the opinion of the Bank, to create, perfect or protect the Liens created or purported to be created by the above Security Documents have been taken;

                  (iv) A contemporaneous search of UCC, real property, tax, judgment and litigation dockets and records and other appropriate registers shall have revealed no filings or recordings in effect with respect to the Collateral (as defined in the Borrower's Security Agreement) purported to be covered by the above Security Documents, except such as are acceptable to the Bank (it being understood that such acceptance does not limit the obligations of the Borrower with respect to the priority of the Liens in favor of the Bank), and the Bank shall have received a copy of the search reports received as a result of the search and of the acknowledgment copies of the financing statements or other instruments required to be filed or recorded pursuant to this subsection bearing evidence of the recording of such statements or instruments at each of such filing or recording places; and

                  (v) An executed copy of a leasehold mortgage and security agreement on each parcel of real property leased by the Borrower pursuant to (i) that certain lease between the Borrower and Spedd, Inc., dated November 21, 2000 (the "Spedd Lease") and (ii) that certain lease between the Borrower and the Regional Industrial Development Corporation of Southwestern Pennsylvania dated November 11, 1997 (the "RIDC Lease") (collectively, the "Mortgaged Property"), each duly executed on behalf of the Borrower, in substantially the form of Exhibit D hereto (collectively, the "Leasehold Mortgages");

                  (vi) A true, correct and complete copy of the Spedd Lease and the RIDC Lease (collectively, the "Leases") relating to the Mortgaged Property, which shall have been delivered to the Bank;

                  (vii) A Memorandum of Lease in respect of each of the Leases and the Mortgaged Property in substantially the form of Exhibit E-1 hereto;

                  (viii) An executed copy of a Ground Lessor Estoppel in respect of each of the Leases and the Mortgaged Property in substantially the form of Exhibit E hereto;

                  (ix) An executed copy of a Landlord's Waiver and Consent in respect of each of the Leases and the Mortgaged Property in substantially the form of Exhibit F hereto; and

                  (x) A Subordination Agreement executed by the Redevelopment Authority of the City of McKeesport in favor of the Bank evidencing the subordination of all of said Authority's liens on the assets of the Borrower to the Liens created by the Security Documents.

         (c) Organization. The organizational structure of the Borrower, the Certificate of Incorporation and bylaws of the Borrower, and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of the Borrower, shall be satisfactory to the Bank.

         (d) Governmental Approvals and Filings. The Bank shall have received true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 3.04 hereof and such items shall be reasonably satisfactory in form and substance to the Bank and shall be in full force and effect.

         (e) Other Conflicts. The Bank shall have received true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 3.05 hereof and such items shall be satisfactory in form and substance to the Bank and shall be in full force and effect.

         (f) Organizational Proceedings. The Bank shall have received certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date as to (i) true copies of the Certificate of Incorporation and bylaws of the Borrower in effect on such date (which, in the case of the Certificate of Incorporation filed or required to be filed with the Secretary of State of the State of Delaware, shall be certified to be true, correct and complete by such Secretary of State not more than 30 days before the Closing
Date), (ii) true copies of all action taken by the Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of the Borrower executing this Agreement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Bank shall have received certificates from the Secretary of State of the State of Delaware and Commonwealth of Pennsylvania or other applicable Governmental Authorities dated not more than 30 days before the Closing Date showing the good standing of the Borrower in Delaware, Pennsylvania and each other state in which the Borrower does business.

         (g) No Material Adverse Change. Since the date of the balance sheets and statements of income, cash flows and changes in owners' equity furnished to the Bank in accordance with Section 3.06 hereof, there has been no material adverse change in the business, operations or condition (financial or otherwise) or prospects of the Borrower.

         (h) No Material Litigation. There is no pending or threatened action, suit, proceeding or investigation before any Governmental Authority affecting or against the Borrower which would, if adversely decided, have a Material Adverse Effect.

         (i) Termination of Existing Credit Facilities. All existing bank credit facilities (other than those credit facilities permitted pursuant to Section
6.03 hereof), shall have been terminated and all amounts outstanding thereunder shall have been repaid as of the Closing Date.

         (j) Legal Opinion of Counsel to the Borrower. The Bank shall have received an opinion addressed to the Bank dated the Closing Date, of counsel to the Borrower, as to such matters as may be requested by the Bank and in form and substance satisfactory to the Bank.

         (k) Officers' Certificates. The Bank shall have received certificates from such officers of the Borrower as to such matters as the Bank may request, including, without limitation, a statement that the proceeds of the Revolving Credit Loans are not to be used for the purpose of purchasing or carrying "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

         (l) Bank Accounts; Lockbox. The Borrower shall open and maintain with the Bank a primary deposit account from which it funds its day-to-day operations. In addition, the Borrower agrees to keep in full force and effect the Lockbox Agreement described more fully in Section 2.03(a) hereof.

         (m) Secured Credit Audit. The Bank shall have completed a secured credit audit of the Borrower and the results of such audit shall have been satisfactory to the Bank.

         (n) Inventory Appraisal. The Bank shall have received from an independent appraiser satisfactory to the Bank an appraisal dated not earlier than October 1, 2000 in form and substance satisfactory to the Bank of the Eligible Inventory.

         (o) Borrowing Base. On the Closing Date the Borrowing Base shall be in an amount equal to $4,167,880.89.

         (p) Financials. The Borrower shall provide a proforma consolidated and consolidating balance sheet and income statement for the Borrower and its consolidated Subsidiaries for fiscal year 2001. Such proforma statements will illustrate the financial performance of the Borrower and its consolidated Subsidiaries as at the end of each Fiscal Quarter of such fiscal year.

         (q) Closing Date Balance Sheets. The Bank shall have received from the Borrower a balance sheet as of the end of the month immediately preceding the Closing Date in form and substance satisfactory to the Bank.

         (r) Confession of Judgment Waivers. The Borrower shall execute a confession of judgment waiver and disclosure form in form and substance satisfactory to the Bank.

         (s) Fees, Expenses, etc. All fees and other compensation required to be paid to the Bank pursuant hereto or pursuant to any other agreement on or prior to the Closing Date shall have been paid or received, including, without limitation, the Closing Fee.

         (t) Additional Matters. The Bank shall have received such other certificates, opinions, documents and instruments as may be requested by the Bank. All organizational and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank.

         4.02. Conditions to All Loans. The obligation of the Bank to make any Revolving Credit Loan is subject to performance by the Borrower of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

         (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article II hereof.

         (b) Covenants. The Borrower shall be in compliance with all covenants made by it herein on the date of such Loan.

         (c) Representations and Warranties. Each of the representations and warranties made by the Borrower in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loan requested to be made on such date.

         (d) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

         (e) No Violations of Law, etc. Neither the making nor use of the Loan requested to be made on such date shall cause the Bank to violate or conflict with any Law.

Each request for any Revolving Credit Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Bank to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants to the Bank as follows:

         5.01. Basic Reporting Requirements.

         (a) Annual Audit Reports. As soon as practicable, and in any event within 120 days after the close of each fiscal year, the Borrower City shall furnish to the Bank audited consolidated and consolidating statements of income, cash flows and changes in owners' equity of the Borrower and its consolidated Subsidiaries for such fiscal year and a consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year, notes to each, together with management letters, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by opinions of independent certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Bank. Such opinions shall be free of exceptions or qualifications not acceptable to the Bank. Such opinions in any event shall, in the aggregate, contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances, (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and its cash flows and changes in owners' equity for such fiscal year, in conformity with GAAP and (iii) in the opinion of such accountants the Borrower and its consolidated Subsidiaries are in compliance with all financial covenants contained herein with which the Borrower and its consolidated Subsidiaries are required to comply.

Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations, cash flows and changes in owners' equity for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

         (b) Monthly Reports.

                  (i) As soon as practicable, and in any event within 30 days after the end of each month, the Borrower shall furnish to the Bank unaudited statements of income, cash flows and changes in owners' equity of the Borrower for such month and for the period from the beginning of such fiscal year to the end of such month and an unaudited balance sheet of the Borrower as of the end of such month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end).

                  (ii) As soon as practicable, and in any event within 10 days after the end of each month, the Borrower shall furnish to the Bank a report detailing the aging of accounts receivable and payable of the Borrower and a summary of the inventory of the Borrower. Such report will be accompanied by a Borrowing Base Certificate as of the end of such month.

         (c) Quarterly Reports. As soon as practicable, and in any event within 45 days after the close of each Fiscal Quarter, the Borrower will furnish to the Bank a quarterly financial report including consolidated and consolidating statements of income and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Quarter and for the portion of the fiscal year to the end of such Fiscal Quarter, and a consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such Fiscal Quarter, all in reasonable detail. All such income statements, statements of cash flow and balance sheets shall be prepared by the Borrower and certified by a Responsible Officer of the Borrower as presenting fairly the consolidated and consolidating financial position of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the results of its operations for such periods, in conformity with GAAP (subject to normal and recurring year-end audit adjustments) applied in a manner consistent with that of the most recent audited financial statements furnished to the Bank.

         (d) Quarterly Compliance Certificate. The income statements and balance sheets as of and for the end of each Fiscal Quarter which are delivered pursuant to Section 5.01(c) hereof shall be accompanied by a compliance certificate, substantially in the form of Exhibit G attached hereto, executed by a Responsible Officer of the Borrower, stating that no Event of Default or Potential Default exists and that the Borrower is in compliance with all applicable covenants contained in this Agreement. Such certificate shall include all figures necessary to calculate the Borrower's compliance with all financial covenants set forth in this Agreement. If an Event of Default or Potential Default has occurred and is continuing or exists, such certificate shall specify in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrower with respect thereto.

         (e) Annual Budget and Forecasts. On or before 60 days prior to the end of each fiscal year of the Borrower, the Borrower shall provide to the Bank an annual budget and forecasts for the Borrower for the following fiscal year.

         (f) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Bank notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                  (i) Any Event of Default or Potential Default.

                  (ii) Any material adverse change in the business, operations or condition (financial or otherwise) or prospects of the Borrower.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower, or change in any of the foregoing.

                  (iv) Any material violation, breach or default by the Borrower of or under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Borrower.

                  (v) Any material casualty to any of the assets of the Borrower;

                  (vi) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  (vii) Any Environmental Claim pending or threatened against the Borrower or any of its Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any of its respective Environmental Affiliates) that could form the basis of such Environmental Claim.

         (g) Visitation; Verification. The Borrower agrees that it shall permit such Persons as the Bank may designate from time to time to visit and inspect any of the properties of the Borrower, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its directors, officers, employees and independent accountants at such times and as often as the Bank may request. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Bank the affairs of the Borrower. The Bank shall have the right to perform a secured credit audit of the Borrower no less than each Fiscal Quarter, including, without limitation, the right to examine and verify accounts, inventory and other properties and liabilities of the Borrower from time to time, and the Borrower shall cooperate with the Bank in such verification.

         (h) Further Information. The Borrower agrees that it will promptly furnish to the Bank such other information and in such form as the Bank may reasonably request from time to time. The Bank may disclose to any affiliate and agent, and to actual or potential assignees and participants, all information concerning the Borrower which comes into the Bank's possession during the term hereof.

         5.02. Insurance. The Borrower shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of businesses engaged in the same or similar businesses or having similar assets or properties similarly situated. The Borrower shall provide to the Bank a long form lender loss payable endorsement in connection with each such insurance policy. Prior to the cancellation of any such insurance policy, the Borrower shall give the Bank 30 days prior written notice.

         5.03. Payment of Taxes and Other Potential Charges and Priority Claims. The Borrower shall pay or discharge:

         (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its assets or properties;

         (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such asset or property; and

         (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such asset or property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

         5.04. Preservation of Organizational Status. The Borrower shall maintain its organizational status and shall remain validly existing and in good standing under the laws of the State of Delaware, and shall continue to be duly qualified to do business and in good standing in all jurisdictions in which the ownership of its assets and properties or the nature of its business or both make such qualification necessary or advisable.

         5.05. Governmental Approvals and Filings. The Borrower shall keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document by the Borrower, consummation by the Borrower of the transactions hereon or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by the Borrower or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

         5.06. Maintenance of Properties.

         (a) The Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) The Borrower shall cause all conditions of renewal of the RIDC Lease under Section 33 of said Lease to be met and shall exercise its option to renew said Lease for an additional term of five years.

         5.07. Avoidance of Other Conflicts. The Borrower shall not violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

         (a) any Law,

         (b) its Certificate of Incorporation or bylaws, or

         (c) any agreement or instrument to which it is party or by which its properties (now owned or hereafter acquired) may be subject or bound.

         5.08. Financial Accounting Practices. The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.09. Use of Proceeds. The Borrower shall not use the proceeds of any Revolving Credit Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.11 hereof, or inconsistent with any other provision of any Loan Document.

         5.10. Continuation of or Change in Business. The Borrower shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and the Borrower shall not, engage in any other line of business.

         5.11. Notice of Certain Changes. Promptly, but in any event within 30 days of any such occurrence, the Borrower shall notify the Bank of any change in its (a) name, (b) principal place of business, (c) location of records, (d) offices, (e) registered office, (f) location of Collateral, (g) Certificate of Incorporation, (h) bylaws, or (i) fiscal year.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         The Borrower hereby covenants to the Bank as follows:

         6.01. Financial Covenants. The EBITDA/Fixed Charges Ratio of the Borrower determined as of the end of (i) the first and second Fiscal Quarters ending on (in the case of the first such Fiscal Quarter) or after the Closing Date shall be not less than 1.0 to 1.0, (ii) the third Fiscal Quarter ending after the Closing Date shall be not less than 1.05 to 1.0 and (iii) each Fiscal Quarter thereafter on a Rolling Four Quarter Basis shall not be less than 1.10 to 1.0.

         6.02. Liens. The Borrower shall not, at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

         (a)      Liens pursuant to the Security Documents in favor of the Bank;

         (b) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.02 hereof;

         (c) Liens arising from taxes, assessments, charges or claims described in Section 5.03 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such
Section 5.03;

         (d) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business; and

         (e) Liens on property of the Borrower securing all or part of the purchase price thereof; provided, however, that the amount of Indebtedness secured by such Liens shall not exceed $350,000.00 in the aggregate.

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section
6.02 shall be construed to limit any other restriction on Liens imposed by the Security Documents or otherwise in the Loan Documents.

         6.03. Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

         (a) Indebtedness to the Bank pursuant to this Agreement and the other Loan Documents;

         (b) Indebtedness of the Borrower existing on the date hereof and listed in Schedule 6.03 hereof;

         (c) Accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business; and

         (d) Indebtedness incurred in connection with Liens permitted by Section 6.02(e) hereof.

         6.04. Guaranties, Indemnities, etc. The Borrower shall not be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

         (a) Guaranty Equivalents existing on the date hereof and listed in
Schedule 6.04 hereof; and

         (b) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business.

         6.05. Loans and Investments. The Borrower shall not purchase, own or invest in any stock or other securities of any Person, or all or substantially all of the assets of any Person, or any business or division of any Person (whether in a single or series of related transactions) or make or permit to exist any investment or capital contribution to or acquire any interest whatsoever in any other Person or permit to exist any loans or advances to any Person except loans and investments (including equity investments in any Subsidiary of the Borrower) existing on the Closing Date and set forth on
Schedule 6.05 to this Agreement.

         6.06. Capital Expenditures. The Borrower shall not at any time make non-financed Capital Expenditures in excess of in the aggregate $150,000.00 for any fiscal year.

         6.07. Mergers, Acquisitions, etc. The Borrower shall not (v) merge with or into or consolidate with any other Person, (w) liquidate, wind-up, dissolve or divide, (x) acquire all or any substantial portion of the properties of any going concern or going line of business, or (y) acquire all or any substantial portion of the properties of any other Person other than in the ordinary course of business without the prior written consent of the Bank.

         6.08. Dispositions of Properties. The Borrower shall not sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its assets or properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except in the ordinary course of its business without the prior written consent of the Bank.

         6.09. Dealings with Affiliates. The Borrower shall not enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, pay cash dividends to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate or employee of the Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for:

         (a) The existence and performance of contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.09 hereof;

         (b) Other transactions with Affiliates or employees in good faith and on terms no less favorable to the Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

         (c) With respect to any Affiliate which is a S-corporation or other tax pass-through entity, distributions of dividends to its shareholders in an amount not to exceed the aggregate amount of tax owed by such shareholders as a result of income of the Borrower which is attributed to such shareholders for income tax purposes.

         6.10. Leases. The Borrower shall not, nor shall it permit any Subsidiary to, at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

         (a) Operating leases of data processing equipment, office equipment, transportation equipment, real estate or office space used by the lessee in the ordinary course of business, provided that such leases will not result in the payment or accrual by the Borrower or any of its Subsidiaries of more than $450,000.00 in the aggregate in any twelve-month period and no such lease has a term longer than 5 years (other than the Spedd Lease and the RIDC Lease, which have a term of 7 years and 5 years, respectively);

         (b) Leases by the Borrower as lessor to a Subsidiary as lessee or by a Subsidiary as lessor to the Borrower as lessee; and

         (c) Capitalized Leases permitted under Section 6.03 hereof.

         6.11. Distributions. The Borrower shall not declare, make, pay, or agree, become or remain liable to make or pay, any Distributions of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of the Borrower on account of the purchase, redemption, retirement or acquisition of any shares of the capital stock (or warrants, options or rights for any shares of the capital stock of the Borrower) other than (i) Distributions declared, made or paid by a Subsidiary of the Borrower to the Borrower, and (ii) Distributions which, if made, would not result in the violation of any of the financial covenants contained herein.

         6.12. Limitation on Other Restrictions on Liens. The Borrower shall not enter into, become or remain subject to any agreement or instrument to which the Borrower is a party or by which it or any of its respective assets or properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its assets or properties (now owed or hereafter required), except the Loan Documents.

         6.13. Limitation on other Restrictions on Amendment of the Loan Documents, etc. The Borrower shall not enter into, become or remain subject to any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents.

         6.14. Limitation on other Agreements that Conflict with the Loan Documents. The Borrower shall not enter into, become or remain subject to any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets (now owned or hereafter acquired) may be subject or bound that conflicts in any manner whatsoever with the Loan Documents.

                                   ARTICLE VII
                                    DEFAULTS

         7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

         (a) The Borrower shall fail to pay when due principal of any Loan.

         (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

         (c) Any representation or warranty made or deemed made by the Borrower in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Bank pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

         (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI hereof or any of the covenants contained in Sections 2.05(c), 5.01(f)(i), 5.09 or 5.10.

         (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.01 hereof, such default shall have continued for a period of ten days and (ii) in the case of any other default such default shall have continued for a period of 30 days.

         (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; provided, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if the Borrower directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "Cross-Default Obligation" shall mean any indebtedness for borrowed money (or set of related indebtedness for borrowed money) of the Borrower in excess of $20,000.00 in aggregate principal amount. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which causes or which would with the giving of notice or the passage of time or both would permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

         (g) One or more judgments for the payment of money shall have been entered against the Borrower, which judgment or judgments exceed $20,000.00 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days.

         (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $20,000.00 shall have been issued against the Borrower or any of its respective properties and shall have remained undischarged and unstayed for a period of thirty consecutive days.

         (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Bank shall have determined in good faith (which determination shall be conclusive) that such event or condition could have a Material Adverse Effect.

         (j) Any Security Document shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any Security Document shall fail to be valid, enforceable and perfected Lien in favor of the Bank securing the Obligations, prior to all other Liens, or any Borrower or Governmental Authority shall assert any of the foregoing.

         (k) Any Loan Document or term or provision thereof shall cease to be in full force and effect (other than by reason of an amendment hereof or a waiver thereof by the Bank), or the Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of the Borrower thereunder.

         (l) The Bank shall have determined in good faith (which determination shall be conclusive) that an event or condition has occurred which could reasonably be expected to have a Material Adverse Effect.

         (m) Any one or more Pension-Related Events shall have occurred and the Bank shall determine in good faith (which determination shall be conclusive) that such Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

         (n) A Change of Control shall have occurred.

         (o) A proceeding shall have been instituted in respect of the Borrower.

                  (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                  (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days.

         (p) The Borrower shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(o)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(o)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

         7.02. Consequences of an Event of Default.

         (a) If an Event of Default specified in subsections (a) through (n) of
Section 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Bank may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Bank shall be under no further obligation to make Revolving Credit Loans hereunder, and the Bank may, without notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Revolving Credit Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

         (b) If an Event of Default specified in subsection (o) or (p) of
Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Bank may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitment shall automatically terminate and the Bank shall be under no further obligation to make Revolving Credit Loans, and the unpaid principal amount of such Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

         (c) Upon the occurrence and, as applicable, continuation of any Event of Default, all amounts due under this Section 7.02 shall bear interest for each day until paid at the Default Rate, as specified in Section 2.07(b) hereof.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         8.02. Records. The unpaid principal amount of the Revolving Credit Loans owing to the Bank, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Revolving Credit Committed Amount, and the accrued and unpaid fees shall at all times be ascertained from the records of the Bank, which shall be conclusive absent manifest error.

         8.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Bank and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, releasing any Collateral, or changing in any manner the rights and duties of the Borrower or the Bank. Any such amendment, modification or supplement made by Borrower and the Bank in accordance with the provisions of this Section shall be binding upon the Borrower and the Bank.

         8.04. No Implied Waiver, Cumulative Remedies. No course of dealing and no delay or failure of the Bank in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have hereunder or thereunder, at law, in equity or otherwise.

         8.05. Notices.

         (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Bank or the Borrower shall be effective when received.

         (b) The Bank may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower, and the Bank shall not have any duty to verify the identity or authority of any Person giving such notice.

         8.06. Expenses, Taxes, Indemnity.

         (a) The Borrower agrees to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Bank from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) the creation, perfection or protection of the Bank's Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including without limitation advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of an outstanding Revolving Credit Loan or any other amount owing hereunder or thereunder by the Bank, and
(D) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

         (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Bank to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

         (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; any grant of Collateral; or any exercise by the Bank of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. Notwithstanding the foregoing, nothing herein shall be construed to be an indemnity by the Borrower with respect to any violation by the Bank of any law, rule or regulation applicable to the Bank.

         (d) The Borrower shall pay to the Bank all amounts referred to in Sections 8.06(a), (b) and (c) hereof upon demand therefor from the Bank. To the extent permitted by law, such amounts shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 360 days and actual days elapsed) which for each day shall be equal to the Default Rate.

         8.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         8.08. Prior Understandings. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties hereto relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

         8.09. Duration, Survival. All representations and warranties of the Borrower contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Bank, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Bank or the Bank shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of the Borrower to make payments to or indemnify the Bank shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

         8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         8.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Bank to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by the Bank.

         8.12. Set-off. To secure the repayment of the Obligations, the Borrower hereby grants, conveys, assigns, pledges and transfers to the Bank, and creates in favor of the Bank, a continuing Lien on and security interest in any property, credits, securities or monies which may at any time be delivered to, or be in the possession of, or owed by the Bank in any capacity whatever (exclusive of funds held in trust by the Borrower on behalf of employees or others by the Bank) including the balance of any deposit account maintained by the Borrower with the Bank, the Disbursement Account and the Cash Collateral Account, and all proceeds of the conversion (voluntary or involuntary) thereof into cash, instruments, securities or other property, and all other proceeds thereof (the "Secured Property"). The Borrower hereby represents, warrants, covenants and agrees that such Lien shall at all times be valid and perfected, prior to all other Liens, and the Borrower shall take or cause to be taken such actions and execute and deliver such instruments and documents as may be necessary or, in the Bank's judgment, desirable to perfect or protect such Lien. The Borrower shall not create or suffer to exist any Lien on any of the Secured Property other than the Lien in favor of the Bank granted under this Section 8.12.

The Borrower authorizes the Bank in the case of an Event of Default, at the Bank's option, at any time and from time to time, to apply, at the discretion of the Bank, to the payment of Obligations, any and all such property, credits, securities or monies now or hereafter in the hands of the Bank belonging or owed to the Borrower. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Bank or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such property, credits, securities or monies owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that the Bank may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank or any other Person.

         8.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Bank, and any purported assignment without such consent shall be void.

         8.14. Governing Law; Submission to Jurisdiction:, Limitation of Liability.

         (a) Governing Law. This Agreement and all other Loan Documents (except to the extent, if any, otherwise expressly stated therein) shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles.

         (b) Certain Waivers. The Borrower hereby irrevocably and unconditionally:

                  (i) agrees that any action;, suit or proceeding by any person arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (collectively, "Related Litigation") may be brought in any state or federal court of competent jurisdiction sitting in Allegheny County, Pennsylvania, submits to such jurisdiction of such courts, and, to the fullest extent permitted by law, agrees that it will not bring any related litigation in any other forum "but nothing herein shall affect the right of the Bank to bring any action, suit or proceeding in any other forum);

                  (ii) waives any objection which it may have at any time to the laying of venue of any related litigation brought in any such court, waives any claim that any such related litigation has been brought in an inconvenient forum and waives any right to object, with respect to any related litigation brought in any such court, that such court does not have jurisdiction over the Borrower; and

                  (iii) consents and agrees to service of any summons, complain or other legal process in any related litigation by registered or certified U.S. Mail, postage prepaid, to the Borrower at the address for notices described in Section 8.05 hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

         (c) Limitation of Liability. To the fullest extent permitted by law, no claim may be made by the Borrower against the Bank or any affiliate, director, officer, employee, or attorney of the Bank for any special, incidental, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). The Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or suspected to exist in its favor.


         8.15. WAIVER OF TRIAL BY JURY. THE BORROWER             INITIALS:
AND THE BANK EXPRESSLY, KNOWINGLY AND VOLUNTARILY
WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A       /s/ TA
TRIAL BY JURY, AND NO PARTY HERETO WILL AT ANY TIME     ------------------------
INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER       Borrower
CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY
JURY IN AN ACTION ARISING IN CONNECTION WITH THIS       /s/ LS
AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN            ------------------------
DOCUMENTS.                                              Bank



                           [Intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


ATTEST:                                  STEEL CITY PRODUCTS, INC.



By: /s/ Donna Jean Golling               By: /s/ Terrance W. Allan
   ---------------------------------        ----------------------
     Title  Paralegal                       Title  President, COO

(Seal)                                      Address for Notices:


                                            Attn:
                                            Telephone:
                                            Telecopier:


ATTEST:                                     NATIONAL CITY BANK OF PENNSYLVANIA


By: /s/ Donna Jean Golling                  By: /s/ Lori B. Shure
   ---------------------------------        ----------------------
     Title  Paralegal                       Title  Vice President

                                            Address for Notices:
(Seal)                                      20 Stanwix Street
                                            Pittsburgh, PA  15225
                                            Attn:  Lori B. Shure
                                            Telephone: (412) 644-7751
                                            Telex: (412) 471-4883

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT


                            DEFINITIONS; CONSTRUCTION

         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used in this Agreement the following words and terms defined have the meanings given them below, unless the context of this Agreement otherwise clearly requires.

         "Affiliate" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person , (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

         "Bank" shall have the meaning set forth in the preamble hereto.

         "Borrower" shall have the meaning set forth in the preamble hereto.

         "Borrower's Security Agreement" shall have the meaning set forth in
Section 4.01(b) hereof.

         "Borrowing Base" shall have the meaning set forth in Section 2.09(a) hereof.

         "Borrowing Base Certificate" shall have the meaning set forth in
Section 2.09(f) hereof

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which is located the Bank's Office.

         "Capital Adequacy Event" shall have the meaning set forth in Section 2.08(b) hereof.

         "Capital Compensation Amount" shall have the meaning set forth in
Section 2.08(b) hereof.

         "Capital Expenditures" of a Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures for purposes of GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

         "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

         "Cash Collateral Account" shall have the meaning set forth in Section 2.03(a) hereof.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

         "Change of Control" shall mean Oakhurst Company, Inc., a ____________ corporation, shall cease to own a majority of the common stock and Series "A" Preferred Stock necessary to elect a majority of the board of directors of the Borrower.

         "Closing Date" shall mean the date of the first Loan hereunder.

         "Closing Fee" shall have the meaning set forth in Section 2.02(c) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral" shall have the meaning set forth in the Borrower's Security Agreement.

         "Collateral Monitoring Fee" shall have the meaning set forth in Section 2.02(b) hereof

         "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b),
(c), (m) or (o) of the Code.

         "Cross-Default Event" shall have the meaning set forth in Section 7.01(f) hereof.

         "Cross-Default Obligation" shall have the meaning set forth in Section 7.01(f) hereof.

         "Default Rate" shall have the meaning set forth in Section 2.07(b) hereof.

         "Distributions' shall mean, for the period of determination, (a) all distributions of cash, securities or other property (other than capital stock) on or in respect of any shares of any class of capital stock of the Borrower; and (b) all purchases, redemptions or other acquisitions by the Borrower of any shares of any class of capital stock of the Borrower, in each case determined and consolidated for the Borrower and its Subsidiaries in accordance with GAAP.

         "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

         "EBITDA" for any Person for any period, shall mean the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) charges against income for foreign, federal, state and local income taxes for such period, (d) depreciation expense for such period, (e) amortization expense for such period and (f) non-cash intercompany royalty and management fees during such period minus (x) non-cash interest income for such period and (y) gains with respect to asset sales or other non-cash income during such period, all as determined on a consolidated basis for such Person in accordance with GAAP.

         "EBITDA/Fixed Charges Ratio" shall mean the ratio of the EBITDA of the Borrower City to Fixed Charges of the Borrower at such time determined on a Rolling Four Quarter Basis (other than the first three Fiscal Quarters ending on or after the Closing Date) and in accordance with GAAP.

         "Eligible Inventory" shall have the meaning set forth in Section 2.09(d) hereof.

         "Eligible Receivables" shall have the meaning set forth in Section 2.09(b) hereof.

         "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

         "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

         "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

         "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

         "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Event of Default" shall mean any of the Events of Default described in
Section 7.01 hereof.

         "EXIM Bank" shall mean Export-Import Bank of the United States, an agency of the United States of America.

         "Fiscal Quarter(s)" shall mean the period(s) of March 1 through May 31, June 1 through August 31, September 1 through November 30 and December 1 through February 28 of each year.

         "Fixed Charges" for any period for any Person shall mean the sum of Interest Expense paid in cash by such Person during such period, the current maturities of long-term Indebtedness paid by such Person during such period, taxes paid in cash by such Person during such period, unfunded Capital Expenditures of such Person during such period, payments on Capitalized Lease Obligations during such period, Distributions during such period, increases in intercompany receivables during such period (including, without limitation, increases in accounts receivable, notes receivable, loans or other distribution of funds from such Person to its Parent, any Subsidiary of the Borrower or an Affiliate of the Borrower) and payments by such Person during such period permitted by Section 6.09(c) hereof, all as determined on a consolidated basis in accordance with GAAP.

         "GAAP" shall have the meaning set forth in Section 1.03 of this Annex
A.

         "Governmental Action" shall have the meaning set forth in Section 3.04 hereof.

         "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Principal to satisfy any Assured Obligation or to make any Distribution or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance

(or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

         "Indebtedness" of a Person shall mean:

                  (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) All obligations of such Person for the deferred purchase price of property or services;

                  (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) The face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                  (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

                  (h) All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

         "Indemnified Parties" shall mean the Bank and its affiliates, and the directors, officer, employees, attorneys and agents of the Bank.

         "Interest Expense" for any Person for any period shall mean the total interest expense of such Person for such Period determined on a consolidated basis in accordance with GAAP.

         "Interest Rate" shall have the meaning set forth in Section 2.04(a) hereof.

         "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         "Leases" shall have the meaning set forth in Section 4.01(b) hereof.

         "Leasehold Mortgages" shall have the meaning set forth in Section 4.01(b) hereof.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Loan Account" shall have the meaning set forth in Section 2.05(e) hereof.

         "Loan Documents" shall mean this Agreement, the Note, and the Security Documents, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

         "Lockbox Receipts Deposit" shall have the meaning set forth in Section 2.03(a) hereof.

         "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Borrower (b) a material adverse effect on the ability of the Borrower to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Bank to enforce any rights or remedies under or in connection with any Loan Document.

         "Mortgaged Property" shall have the meaning set forth in Section 4.01(b) hereof.

         "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

         "Net Income" for any Person for any period shall mean the net earnings (or losses) after taxes of such Person for such period determined on a consolidated basis in accordance with GAAP.

         "Net Value" shall have the meaning set forth in Section 2.09(b) hereof.

         "Obligations" shall mean, with respect to the Borrower, all indebtedness, obligations and liabilities of the Borrower (whether as a Borrower or a Guarantor) to the Bank from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of all Loans, interest, fees, indemnities, expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Bank to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

         "Office" when used in connection with the Bank, shall mean its office located at National City Center, 20 Stanwix Street, Pittsburgh, Pennsylvania 15222, or at such other office or offices of the Bank or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Bank to the Borrower.

         "Parent" shall have the meaning set forth within the definition of "Subsidiary" herein.

         "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

         "Pension-Related Event" shall mean any of the following events or conditions:

                  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                  (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                  (c) Any Reportable Event occurs with respect to a Plan;

                  (d) Any action occurs or is taken which could result in the Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                  (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

         "Permitted Liens" shall have the meaning set forth in Section 6.02 hereof.

         "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

         "Plan" means any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Controlled Group Member.

         "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by the Borrower to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

         "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Bank, or any combination of the foregoing, would constitute an Event of Default.

         "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by the Bank as its prime rate of interest, which rate may not be the lowest rate then being charged to commercial borrowers of the Bank and which rate shall change automatically and without notice from time to time effective as of the effective date of change in such prime rate of interest.

         "Related Litigation" shall have the meaning set forth in Section 8.14(b) hereof.

         "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

         "Responsible Officer" shall mean the President, Chief Financial Officer or Treasurer of the Borrower.

         "Revolving Credit Commitment" shall have the meaning set forth in
Section 2.01(a) hereof.

         "Revolving Credit Commitment Fee" shall have the meaning set forth in
Section 2.02(a) hereof.

         "Revolving Credit Committed Amount" shall have the meaning set forth in
Section 2.01(a) hereof.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

         "Revolving Credit Maturity Date" shall mean July 30, 2003.

         "Revolving Credit Note" shall have the meaning set forth in Section 2.01(c) hereof.

         "RIDC Lease" shall have the meaning set forth in Section 4.01(b) hereof.

         "Rolling Four Quarter Basis" shall mean with respect to any component of any ratio, the sum of such component for each of the four Fiscal Quarters immediately preceding the date with respect to which such ratio is to be determined.

         "Secured Property" shall have the meaning set forth in Section 8.12 hereof.

         "Security Documents" shall mean the Borrower's Security Agreement, the Leasehold Mortgages and any other agreements or instruments from time to time to time granting or purporting to grant the Bank a Lien in any property to secure the Obligations.

         "Spedd Lease" shall have the meaning set forth in Section 4.01(b) hereof.

         "Standard Notice" shall mean an irrevocable notice provided by the Borrower no later than 2:00 p.m., Pittsburgh, PA time on a Business Day requesting that the Bank make one or more Revolving Credit Loans.

         "Subsidiary" or "Subsidiaries" of a Person ("Parent") shall mean, singularly or collectively as the context may require, (i) any corporation more than fifty percent (50%) of whose capital stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned (directly or indirectly) by such Parent and/or one or more Subsidiaries of such Parent, and (ii) any partnership, association, joint venture or other entity in which such Parent and/or one or more Subsidiaries of such Parent has more than a fifty percent (50%) equity interest.

         1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Bank include good faith estimates by the Bank (in the case of quantitative determinations) and good faith beliefs by the Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

         1.03. Accounting Principles.

         (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

         (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

         (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                  (i) The parties agree that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of 10 days from the date the Borrower notifies the Bank of the application of this Section 1.03(c);

                  (ii) The parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                  (iii) If the parties are unable to negotiate such an amendment within 10 days, the Borrower shall have the option of (A) prepaying the Loan (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within 90 days of submission; if the Borrower and the Bank cannot agree, the firm shall be selected by binding arbitration in the City of Pittsburgh, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Borrower does not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. The parties agree that if the Borrower elects the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

         (d) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Bank shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in
Article I hereof or any of the covenants of the Borrower in Section 6.01 hereof (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished,

                  (i) The Bank shall notify the Borrower of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

                  (ii) The parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection
         (b) of this Section. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrower does not exercise either option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to be the Bank shall not be made in applying the Financial Provisions. The parties agree that if the Borrower elects the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

         (e) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower.

                                    EXHIBIT A

                         [Form of Revolving Credit Note]

                                    EXHIBIT B

                      [Form of Borrowing Base Certificate]

                                    EXHIBIT C

                     [Form of Borrower's Security Agreement]

                                    EXHIBIT D

                          [Form of Leasehold Mortgage]

                                   EXHIBIT E-1

                          [Form of Memorandum of Lease]

                                    EXHIBIT E

                        [Form of Ground Lessor Estoppel]

                                    EXHIBIT F

                     [Form of Landlord's Waiver and Consent]

                                    EXHIBIT G

                   [Form of Quarterly Compliance Certificate]

                              Revolving Credit Note


$5,000,000.00                                           Pittsburgh, Pennsylvania
                                                                   July 13, 2001

FOR VALUE RECEIVED, the undersigned, Steel City Products, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of National City Bank of Pennsylvania (the "Bank") on or before July 30, 2003, the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

This Note is a "Revolving Credit Note" as referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of July 13, 2001, between the Borrower and the Bank (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

This Note is secured by and is entitled to the benefits of the Liens granted by the Security Documents referred to in the Agreement.

The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and upon the occurrence of certain events specified in the Agreement, an action for amounts due hereunder or thereunder shall immediately accrue.

The Borrower shall have the right to prepay the Loans in whole or in part at any time or from time to time without premium or penalty except as specifically provided otherwise in Article II of the Agreement.

Upon the occurrence of an Event of Default and the expiration of all applicable cure periods, Borrower does hereby empower the Prothonotary or any attorney of any court of record within the Commonwealth of Pennsylvania to appear for Borrower and, with or without one or more complaints filed, confess judgment or judgments against Borrower in any court of record within the Commonwealth of Pennsylvania at any time after the date of this note, so long as an uncured Event of Default shall continue to exist, in favor of the Bank, its successors and assigns, for the unpaid principal balance of this note and all interest accrued hereon, together with costs of suit and an attorney's commission of 10% for collection of such sums, and Borrower hereby forever waives and releases any and all errors in said proceedings and waives stay of execution and stay, continuance or adjournment of sale on execution. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof, and may be exercised from time to time and as often as lender or its successors and assigns shall deem necessary or desirable.

This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.





                                        STEEL CITY PRODUCTS, INC.


                                        By   /s/ Terrance W. Allan
                                             ----------------------------------

                                             Title:  President, COO

                               SECURITY AGREEMENT

                  THIS AGREEMENT, dated as of July 13, 2001, made by Steel City Products, Inc., a Delaware corporation ("Grantor"), in favor of National City Bank of Pennsylvania, a national banking association (the "Bank").

                                    Recitals:

                  A. The Grantor has entered into a Credit Agreement dated as of July 13, 2001 (as amended from time to time, the "Credit Agreement") with the Bank pursuant to which the Bank has agreed to make certain a credit facility available to the Grantor.

                  B. It is a condition precedent to the extension of credit under the Credit Agreement that the Grantor execute and deliver this Agreement. This Agreement is made by Grantor among other things to induce the Bank to enter into the Loan Documents (as defined below), and to induce the Bank to extend credit under the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, Grantor hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1. Definitions.

                  (a) Certain Definitions. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

                  "Distributions" shall mean all property, rights and interests of any kind or nature (whether cash, securities or other) from time to time received, receivable or otherwise distributed with respect to or in exchange for any Collateral, including all cash, securities or other property received or receivable as dividends, or as a result of any stock splits, reclassifications, mergers or consolidations, or as any other distributions (whether similar or dissimilar to the foregoing), or as a result of exercise of any options or warrants, or as principal, interest or premium.

                  "Loan Documents" shall mean the Credit Agreement, this Agreement, and all agreements and instruments from time to time delivered under or in connection with any of the foregoing, in each case as the same may be amended from time to time.

                  "Secured Obligations" shall mean, with respect to Grantor, all obligations from time to time of Grantor to the Bank under or in connection with any Loan Document.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania from time to time.

                  (b) Certain Cross-References. The following terms are defined in this Agreement in the Section or other place indicated:


  Bank                                                      Preamble
  Collateral                                                2.1
  Credit Agreement                                          Recitals
  Equipment                                                 2.1(a)
  Grantor                                                   Preamble

  Inventory                                                 2.1(b)
  Bank                                                      Preamble
  Notices                                                   6.3
  Receivables                                               2.1(c)
  Related Contracts                                         2.1(c)



                  1.2. UCC Definitions. Unless otherwise defined herein, terms defined in Articles 8 or 9 of the UCC shall have the same meanings in this Agreement.

                                   ARTICLE II
                                  THE SECURITY

                  2.1. Grant of Security. As security for the full and timely payment and performance of the Secured Obligations, Grantor hereby assigns and pledges to the Bank, and grants to the Bank a security interest in, all right, title and interest of Grantor in, to and under all personal and fixture property of every kind and nature, including, without limitation, the following, whether now or hereafter existing or acquired (the "Collateral"):

                  (a) all equipment in all of its forms, all fixtures, and all accessions, additions, attachments, parts, substitution, replacements and documents of title to or for any of the foregoing, in each case wherever located (collectively, the "Equipment");

                  (b) all inventory in all of its forms (including, without limitation, (i) all raw materials and work in progress therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (ii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by Grantor, and all accessions to, products of and documents for any of the foregoing, in each case wherever located (collectively, the "Inventory");

                  (c) all accounts, contract rights, chattel paper, instruments, documents, deposit accounts, general intangibles and rights to proceeds of letters of credit, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services (and specifically including, without limitation, all insurance refund claims, insurance claims, tort claims and tax refund claims; all rights in respect of any pension plan or similar arrangement; all patents, trademarks (together with the goodwill of the business relating thereto), trade names, service marks and copyrights, and all applications for any of the foregoing; all trade secrets and other proprietary information, all unpatented inventions (whether or not patentable), and all other intellectual property of any kind or nature; all licenses, permits and agreements of any type by which Grantor uses or possesses or has authority to use or possess property or rights of others, or by which others use, possess or have authority to use or possess any property or rights of Grantor; all other licenses, permits and consents of any kind or nature; and all computer software, including source code and documentation; and all rights now or hereafter existing in and to all security agreements, guaranties and other agreements securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, documents, deposit accounts, general intangibles or rights to proceeds of letters of credit (such accounts, contract rights, chattel paper, instruments, documents, deposit accounts, and general intangibles and rights to proceeds of letters of credit being collectively the "Receivables," and such security agreements, guaranties and other agreements being collectively the "Related Contracts");

                  (d) all books and records in whatever form (together with all related software) relating to, or used or useful in connection with, any Collateral;

                  (e) all other goods of any kind or nature, wherever located; all money; and all other personal property of any kind or nature, tangible or intangible, wherever located; and

                  (f) all proceeds of any of the foregoing (including, without limitation, proceeds which constitute property of the types described in the foregoing clauses (a) through (e)) and, to the extent not otherwise included, all payments under insurance (whether or not the Bank is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

                  2.2. Grantor Remains Liable. Notwithstanding anything to the contrary herein or in any other Loan Document, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Bank of any rights or remedies under or in connection with this Agreement or any other Loan Document shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) the Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  2.3. Continuing Agreement. This Agreement creates a continuing security interest in the Collateral and shall continue in full force and effect until all Secured Obligations have been paid in cash and performed in full, and all commitments to extend credit under the Loan Documents have terminated. Upon the payment in cash and performance in full of all Secured Obligations and termination of all commitments to extend credit under the Loan Documents, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, the Bank will, at Grantor's request and expense, return to Grantor, without any representations, warranties or recourse of any kind whatsoever, such of the Collateral as then may be held by the Bank hereunder, and execute and deliver to Grantor such documents as Grantor may reasonably request to evidence such termination.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  Grantor hereby represents and warrants to the Bank as follows:

                  3.1. Title. The Grantor is the legal and beneficial owner of the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest under this Agreement in favor of the Bank securing the Secured Obligations and except for Permitted Liens. No financing statement or other item similar in effect covering any Collateral is on file in any recording office, except such as may be filed in favor of the Bank relating to this Agreement.

                  3.2. Validity, Perfection and Priority. This Agreement creates a valid security interest in the Collateral in favor of the Bank securing the Secured Obligations, which security interest has been duly perfected and is prior to all other liens, security interests, options or other charges or encumbrances except for Permitted Liens. All filings and other actions necessary or desirable to perfect and protect such security interest in favor of the Bank have been duly made and taken.

                  3.3. Governmental Approvals and Filings. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is or will be necessary (a) for the grant by the Grantor of the security interest in the Collateral hereunder or for the execution, delivery or performance of this Agreement by the Grantor, (b) to ensure the validity, perfection or priority of the security interest in the Collateral granted hereunder, or (c) for the exercise by the Bank of any of its rights or remedies hereunder, except for the filing of financing statements and continuation statements in appropriate jurisdictions pursuant to the Uniform Commercial Code as in effect in such jurisdictions and except as to such Collateral as to which perfection can be obtained solely by means other than by filing a financing statement.

                  3.4. State of Incorporation; Offices, etc. The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schedule 3.4 identifies as of the date hereof the address of the chief executive office of Grantor, of each office (whether maintained by Grantor or otherwise) where books and records relating to the Collateral are kept, and of each place of business of Grantor. Schedule 3.4 also identifies all changes in the foregoing information during the one year period ending on the date hereof.

                  3.5. Location of Equipment and Inventory. Schedule 3.5 identifies as of the date hereof the address of each place at which Equipment or Inventory of Grantor is located. Schedule 3.5 also identifies all changes in the foregoing information during the one year period ending on the date hereof.

                  3.6. Names, etc. During the one year period ending on the date hereof, neither Grantor nor any of its direct or indirect predecessors by merger, consolidation or other corporate reorganization is or has been known by or used any corporate or fictitious name or trade name (other than the corporate names of the Grantor as of the date hereof), nor has Grantor or any such predecessor been the subject of any merger, consolidation or other corporate reorganization, nor has Grantor or any such predecessor otherwise changed its name, identity or corporate structure, except as set forth in Schedule 3.6. For each such direct and indirect predecessor of Grantor, Schedule 3.6 also identifies the respective addresses referred to in Sections 3.4 and 3.5 for all times during such period.

                  3.7. [Reserved]

                  3.8. Possession and Control. Grantor has exclusive possession and control of its Equipment and Inventory.

                  3.9. Certain Receivables. Grantor has delivered to the Bank possession of all originals of all promissory notes or other instruments, chattel paper and negotiable documents constituting Collateral. None of the Receivables is evidenced by a promissory note or other instrument, chattel paper or negotiable document.

                  3.10. Compliance with Laws, etc. All Inventory has been produced in compliance with all requirements of the Fair Labor Standards Act. Grantor is in compliance with all laws, the noncompliance with which might have a material adverse effect on the value of the Collateral or the value of the security interest in favor of the Bank under this Agreement in the Collateral.

                                   ARTICLE IV
                                    COVENANTS

                  4.1. Books and Records; Inspection. Grantor shall (a) keep complete and accurate books and records concerning the Collateral and, at the request of the Bank from time to time, permit the Bank or its representatives to inspect and copy such books and records, (b) at the request of the Bank from time to time, permit the Bank or its representatives to inspect any Collateral not in the possession of the Bank, and (c) furnish to the Bank such information and reports in connection with the Collateral at such times and in such form as the Bank may reasonably request. The Bank shall have the right to examine and verify the Collateral from time to time, and the Grantor shall cooperate with the Bank in such examination and verification.

                  4.2. Transfers and Other Liens, etc.

                  (a) Transfers. Grantor shall not sell, assign, transfer or otherwise dispose of any Collateral (voluntarily or involuntarily, by operation of law or otherwise), except (i) Inventory in the ordinary course of business, and (ii) Equipment that is worn-out, obsolete or no longer useful in the business of any Grantor, all in the ordinary course of business.

                  (b) Other Liens. Grantor shall not create or permit to exist any lien, security interest, option or other charge or encumbrance on any Collateral (voluntarily or involuntarily, by operation of law or otherwise), except for the security interest under this Agreement in favor of the Bank securing the Secured Obligations and Permitted Liens.

                  4.3. Change in State of Incorporation or Name, etc. Grantor shall not change the state of its incorporation without the Bank's prior written consent. Grantor shall not have, use or be known by any corporate or fictitious name or trade name (other than its corporate name as of the date hereof and names set forth in Schedule 3.6), nor be the subject of any merger, consolidation or other corporate reorganization, nor otherwise change its name, identity or corporate structure.

                  4.4. Certain Covenants Relating Primarily to Equipment and Inventory.

                  (a) Location. Grantor shall keep all Equipment and Inventory at its addresses identified in Schedule 3.5, or upon 60 days' written notice to the Bank (specifically referring to this Section 4.4(a)), at such other locations in jurisdictions where all actions referred to in
         Section 4.8(a) have been completed; provided, that the foregoing restriction shall not apply to the following: (i) Inventory in transit to purchasers from Grantor in the ordinary course of business, (ii) Equipment and Inventory purchased by Grantor in the ordinary course of business but not yet received, (iii) Equipment temporarily removed in the ordinary course of business for repair, refurbishment, work at job sites or routine service and (iv) Equipment constituting motor vehicles, aircraft, shipping vessels, rolling stock or other mobile goods and relocated in the ordinary course of business. Grantor agrees that it shall keep all Equipment and Inventory in the 48 contiguous United States (except for Equipment and Inventory described in the proviso to the foregoing sentence).

                  (b) Maintenance and Repair. Grantor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted; and Grantor shall forthwith, or in the case of any loss or damage to any of the Equipment as promptly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such ends. Grantor shall promptly notify the Bank of any material loss or damage to any of the Equipment.

                  (c) Possession and Control. Grantor shall at all times retain exclusive possession and control of all of its Equipment and Inventory.

                  (d) Negotiable Documents. Grantor will not permit any Collateral to constitute or be covered by a negotiable document. If any negotiable documents exists in violation of the foregoing prohibition, Grantor will immediately deliver such negotiable documents to the Bank in accordance with Section 4.8.

                  (e) Taxes, Claims; FLSA. Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory. In producing Inventory, Grantor shall comply with all requirements of the Fair Labor Standards Act.

                  (f) Certificate of Title. Grantor shall cause the security interests in favor of the Bank hereunder to be duly noted on any certificate of title with respect to any Collateral (except for Collateral which is subjected to a Permitted Lien), and shall promptly (and in any event within 10 days after the acquisition of any property subject to any certificate of title), deliver or cause to be delivered to the Bank each such certificate of title.

                  4.5. Certain Covenants Relating Primarily to Receivables

                  (a) Offices. Grantor shall keep its chief executive office, and the offices (whether maintained by Grantor or otherwise) where books and records relating to the Collateral are kept, and its places of business, at the respective addresses identified in Schedule 3.5 or, upon 60 days' written notice (specifically referring to this Section 4.5(a)) to the Bank, at such other locations in jurisdictions where all actions referred to in Section 4.9(a) have been completed. Grantor shall maintain its chief executive office in the 48 contiguous United States.

                  (b) Collection; Servicing. Except as otherwise provided in this Section 4.5(b) or as provided in that certain Lockbox Agreement dated ______________ between Grantor and the Bank, Grantor shall continue to collect, at its own expense, all amounts due or to become due Grantor under the Receivables. In connection with such collections, Grantor may take (and, at the Bank's direction, shall take) such action as Grantor or the Bank may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Bank shall have the right at any time upon the occurrence and during the continuance of an Event of Default or Potential Default to notify (or require Grantor to notify) the account debtors or obligors under any Receivables of the security interest in favor of the Bank in the Receivables and to direct such account debtors or obligors to make payments of all amounts due or to become due to Grantor thereunder directly to the Bank and, upon such notification and at the expense of Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor may have done. After receipt by Grantor of the notice from the Bank referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by Grantor in respect of the Receivables shall be received in trust for the benefit of the Bank hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to the Bank in the same form as so received (with any necessary endorsement) to be held as collateral hereunder and either
         (A) released to Grantor so long as no Event of Default or Potential Default shall have occurred and be continuing, or (B) if any Event of Default or Potential Default shall have occurred and be continuing, applied as provided in Section 5.6, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  4.6 [Reserved]

                  4.7. Insurance.

                  (a) Maintenance, etc. Grantor shall, at its own expense, maintain or cause to be maintained insurance of the type referred to in
         Section 5.02 of the Credit Agreement.

                  (b) Reimbursement Generally. Reimbursement under any liability insurance policy maintained by Grantor pursuant to Section 4.7(a) may be paid directly to the Person who has incurred liability covered by such insurance. Subject to Section 18 of the Leasehold Mortgage, in case of any loss involving damage to Equipment or Inventory to which
         Section 4.7(c) does not apply, Grantor shall make the necessary repairs to or replacement of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor for such purpose shall be payable to Grantor as reimbursement for the costs of such repairs or replacements.

                  (c) Reimbursement in Certain Cases. Subject to Section 18 of the Leasehold Mortgage, upon the occurrence and during the continuance of any Event of Default or Potential Default, all insurance payments in respect of Equipment or Inventory shall be paid to the Bank and applied as specified in Section 5.6 or, if the Bank so elects, applied to repair or replace such lost Equipment or Inventory.

                  4.8. Further Assurances.

                  (a) General. Grantor shall from time to time, at its expense, promptly execute and deliver all further instruments and agreements, and take all further actions, that may be necessary or appropriate, or that the Bank may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable the Bank to exercise or enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, Grantor will:

                           (i) if any Collateral shall be evidenced by a
                  promissory note or other instrument, chattel paper or negotiable document, immediately deliver to the Bank such promissory note or instrument or chattel paper or negotiable document, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank,

                           (ii) execute and file such financing or continuation
                  statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may request, in order to perfect and preserve any assignment, pledge or security interest granted or purported to be granted hereby, and

                           (iii) mark conspicuously each copy of all chattel
                  paper and negotiable documents included in the Collateral and, at the request of the Bank, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such chattel paper, negotiable document, Related Contract or Collateral is subject to the security interest granted pursuant hereto.

                  (b) Financing Statements, etc. Grantor hereby authorizes the Bank to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral without the signature of Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering any Collateral shall be sufficient as a financing statement where permitted by law.

                  (c) Waiver by Landlords, Mortgagees, etc. To the extent that any Collateral (other than Equipment and Inventory described in any of clauses (i) through (v) of Section 4.4(a)) at any time is located on premises that is leased from, or otherwise belonging to, any Person other than Grantor, or that is subject to a mortgage or other lien in favor of any Person other than Grantor, Grantor shall provide the Bank with a waiver agreement in form and substance satisfactory to the Bank, duly executed by such landlord, mortgagee or other Person.

                                    ARTICLE V
                     CERTAIN RIGHTS AND REMEDIES OF THE BANK

                  5.1. Bank May Perform. If Grantor fails to perform any obligation under or in connection with this Agreement, the Bank may (but shall have no duty to) itself perform or cause performance of such obligation, and the expenses of the Bank incurred in connection therewith shall be payable by Grantor pursuant to Section 6.4. The Bank may from time to time take any other action which the Bank deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

                  5.2. No Duty to Exercise Powers. The powers of the Bank under and in connection with this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

                  5.3. Duties of Bank. Except for exercise of reasonable care in the custody and preservation of any Collateral in its possession and accounting for moneys received by it pursuant to this Agreement, the Bank shall have no duty as to any Collateral. In any event the Bank (a) shall have no duty to take any steps to preserve rights against prior parties or any other rights pertaining to any Collateral, (b) shall have no duty as to ascertaining or taking action with respect to calls, conversions, exchanges, tenders, maturities or other matters pertaining to any Collateral, whether or not the Bank has any knowledge of such matters, and (c) shall not be liable for any action, omission, insolvency or default on the part of any agent or custodian (other than the Bank) appointed by the Bank in good faith. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if it takes such action for such purpose as Grantor requests in writing from time to time (but failure to take any such action shall not in itself be deemed a failure to exercise reasonable care or evidence of such failure). Subject only to the performance by the Bank of its duties set forth in this Section 5.3, risk of loss, damage and diminution in value of the Collateral, of whatever nature and however caused, shall be on Grantor.

                  5.4. Power of Attorney. Grantor hereby irrevocably appoints the Bank, with full power of substitution, to be the attorney-in-fact of Grantor, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instruments and agreements which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including the following:

                  (a) to demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of Grantor under or in connection with any Collateral,

                  (b) to receive, endorse and collect any checks, notes or other instruments, documents, chattel paper or any other payment media in connection with the foregoing clause (a), and

                  (c) to perform all obligations of Grantor hereunder;

provided, that except for taking actions referred to in Section 4.8(a), such power of attorney may be exercised only so long as an Event of Default or Potential Default has occurred and is continuing. Such power of attorney is irrevocable and coupled with an interest. All third parties are entitled to rely conclusively on a representation by the Bank that it is entitled to exercise such power of attorney.

                  5.5. Certain Remedies. If any Event of Default shall have occurred and be continuing, the Bank may exercise all rights and remedies which it may have under this Agreement, any other agreement, at law or otherwise, and in addition, the following provisions shall apply:

                  (a) The Bank may exercise all rights and remedies with respect to the Collateral and each part thereof as are provided by the UCC to a secured party on default (whether or not the UCC applies to the affected Collateral). To the extent, if any, the Bank does not otherwise have the right to do so, the Bank may (i) take absolute possession and control of the Collateral or any part thereof, (ii) transfer any Collateral into the name of the Bank or its nominees,
         (iii) notify the parties obligated on the Collateral to make to the Bank any payments due or to become due, (iv) receive any payments made under or in connection with the Collateral, (v) exercise and enforce all rights and remedies of Grantor under or in connection with the Collateral, (vi) demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of Grantor under or in connection with any Collateral, and (vii) otherwise deal in and act with respect to the Collateral in all respects as though it were the outright owner thereof;

                  (b) Upon the request of the Bank, Grantor will, at its expense, forthwith assemble all or part of the Collateral as directed by the Bank and make it available to the Bank at a place to be designated by the Bank that is reasonably convenient to both parties. The Bank may enter into, occupy and take possession of any premises where any Collateral is located, without obligation to Grantor;

                  (c) All payments received by Grantor in respect of any Collateral shall be received in trust for the benefit of the Bank, shall be segregated from other funds of Grantor and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement);

                  (d) The Bank may, without notice except to the extent required by law, sell the Collateral or any part thereof, in one or more parcels, at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. Grantor agrees that, to the extent notice of sale is required by law, at least 10 days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made, shall constitute reasonable notification. The Bank shall not be obligated to make any sale, regardless of notice of sale having been given. The Bank shall not be obligated to clean-up or otherwise prepare the Collateral for sale. The Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. The Bank may specifically disclaim any warranties of title or the like in connection with any such sale. If Bank sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser, received by the Bank and applied to the indebtedness of purchaser. In the event the purchaser fails to pay for the Collateral, the Bank may resell the Collateral and Grantor shall be credited with proceeds of the sale. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

                  (e) Grantor agrees that the Bank may comply with any limitation or restriction in connection with any sale of any Collateral as the Bank may deem be necessary or advisable in order to comply with any law, or in order to obtain or make, or avoid the need to obtain or make, any approval or registration of the offering, sale or purchase by or with any governmental agency or regulatory body. Without limitation, the Bank may, for the purpose of complying with applicable securities laws, sell only by private sales to members of a restricted group of offerees who will be obliged, among other things, to acquire such Collateral for their own accounts for investment and not with a view to distribution or resale. Grantor agrees that (i) the Bank may make sales in compliance with such limitations and restrictions, even though such sales may be at prices and on other terms less favorable to the seller than if such approvals or registrations were obtained or made, (ii) the Bank shall have no obligation to delay sale of any Collateral in order to obtain or make any such approval or registration, and (iii) it shall not be commercially unreasonable to make sales in compliance with such limitations and restrictions.

                  5.6. Application of Payments. All cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon any of the Collateral, may in the discretion of the Bank be held by the Bank as collateral for the Secured Obligations, or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 6.4) in whole or part by the Bank to the Secured Obligations (whether or not then due) in such order as the Bank may elect. If and when all Secured Obligations shall have been paid in cash in full and all commitments to extend credit under Loan Documents shall have terminated, any surplus of such cash or cash proceeds held by the Bank shall be paid over to Grantor or as otherwise required by law. Grantor shall remain liable for any deficiency.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1. Amendments, etc. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  6.2. No Implied Waiver; Remedies Cumulative. No delay or failure of the Bank in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Bank under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

                  6.3. Notices. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively, "notices") under this Agreement shall be given, shall be effective, and may be relied upon, in the same way as notices under the Credit Agreement.

                  6.4. Indemnity and Expenses.

                  (a) Indemnity. Grantor agrees to indemnify the Bank from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, liabilities and expenses resulting solely from the gross negligence or willful misconduct of the Bank.

                  (b) Expenses. Grantor will upon demand pay to the Bank the amount of all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (i) the administration of this Agreement,
         (ii) the custody, preservation, use or operation of, or the sale of, collection of or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Bank hereunder, or
         (iv) the failure by Grantor to perform or observe any of the provisions hereof.

                  6.5. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

                  6.6. Survival. The obligations of Grantor under Section 6.4 shall survive termination of this Agreement and all other events and conditions whatever. All representations and warranties of

Grantor contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of the Bank, any extension of credit, termination of this Agreement, or any other event or circumstance whatever.

                  6.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

                  6.8. Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person's cost accounting system. Section and other headings in this Agreement, and any table of contents herein, are for reference only and shall not affect the interpretation of this Agreement in any respect. Section and other references in this Agreement are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of security agreements in favor of the grantor, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement.

                  6.9. Successors and Assigns. This Agreement shall be binding upon Grantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors and assigns. Without limitation of the foregoing, the Bank (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Secured Obligations, to any other Person, and such Secured Obligations (including any Secured Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Secured Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Secured Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Bank in this Agreement or otherwise.

                  6.10. Certain Legal Matters.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

                  (b) Conflict. In the event of any conflict between this Agreement and the Credit Agreement, the terms of this Agreement shall control.



                           [Intentionally left blank]

                  IN WITNESS WHEREOF, the Grantor has executed and delivered this Agreement as of the date first above written.


                                    STEEL CITY PRODUCTS, INC.


                                    By   /s/ Terrance W. Allan
                                       -----------------------------------------
                                    Name:  Terrance W. Allan
                                           -------------------------------------
                                    Title: President, COO
                                           -------------------------------------

                                                                Schedule 3.4
                                                                     to
                                                             Security Agreement


                            Location of Offices, etc.



A. Address (including street address and county) of the chief executive office of the Grantor:

                                200 Center Street

               McKeesport, County of Allegheny, Pennsylvania 15132





B. Address (including street address and county) of each office (whether maintained by the Grantor or otherwise) where books and records relating to Collateral are kept:

                                200 Center Street

               McKeesport, County of Allegheny, Pennsylvania 15132



C. Address (including street address and county) of each place of business of the Grantor other than in the jurisdiction containing its chief executive office:

                               39 Allegheny Square

                    Glassport Industrial Center, Ninth Street

               Glassport, County of Allegheny, Pennsylvania 15045



D. Changes in the foregoing information during the one year period ending on the date of the Security Agreement:

The Glassport lease was entered into on on November 21, 2000.

                                                                Schedule 3.5
                                                                     to
                                                             Security Agreement


                       Location of Equipment and Inventory



Address (including street address and county) of each location where Equipment or Inventory is located:



                                200 Center Street

               McKeesport, County of Allegheny, Pennsylvania 15132

                                       and

                               39 Allegheny Square

                    Glassport Industrial Center, Ninth Street

               Glassport, County of Allegheny, Pennsylvania 15045

                                                                Schedule 3.6
                                                                     to
                                                             Security Agreement



                                   Names, etc.